CREDIT AGREEMENT

                                 BY AND BETWEEN

                          INTERLOTT TECHNOLOGIES, INC.

                                       AND

                                FIFTH THIRD BANK










                          DATED AS OF JANUARY 25, 2001


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                                TABLE OF CONTENTS


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Section 1. .......................................................................................Definitions      1

Section 2...............................................................................................Loans      1
         2.1      Revolving Loans...........................................................................1
         2.2      Interest on Revolving Loans...............................................................3
         2.3      Maximum Interest Rate.....................................................................4
         2.4      Termination of LIBOR Pricing Option.......................................................4
         2.5      Illegality of Funding.....................................................................4
         2.6      Increased Costs, Etc......................................................................4
         2.7      Payments..................................................................................5
         2.8      Accounting................................................................................5
         2.9      Costs.....................................................................................6
         2.10     Fees......................................................................................6
         2.11     Field Audit...............................................................................6
         2.12     Letters of Credit.........................................................................7

Section 3......................................................................Representations And Warranties      9
         3.1      Organization and Qualification............................................................9
         3.2      Due Authorization.........................................................................9
         3.3      Litigation................................................................................9
         3.4      Margin Stock..............................................................................9
         3.5      Business..................................................................................9
         3.6      Licenses, etc.............................................................................9
         3.7      Laws and Taxes...........................................................................10
         3.8      Financial Condition......................................................................10
         3.9      Title....................................................................................10
         3.10     Defaults.................................................................................10
         3.11     Environmental Laws.......................................................................11
         3.12     Subsidiaries and Partnerships............................................................11
         3.13     ERISA....................................................................................11

Section 4...............................................................................Affirmative Covenants      11
         4.1      Books and Records........................................................................11
         4.2      Financial Statements.....................................................................12
         4.3      Condition and Repair.....................................................................13
         4.4      Insurance................................................................................13
         4.5      Taxes....................................................................................13
         4.6      Existence; Business......................................................................13
         4.7      Compliance with Laws.....................................................................14
         4.8      Notice of Default........................................................................14


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         4.9      Costs....................................................................................14
         4.10     Depository/Banking Services..............................................................14
         4.11     Other Amounts Deemed Loans...............................................................14
         4.12     Assignment of Lease Proceeds.............................................................15
         4.13     Leases...................................................................................15
         4.14     Intellectual Property....................................................................15

Section 5..................................................................................Negative Covenants      15
         5.1      Indebtedness.............................................................................15
         5.2      Prepayments..............................................................................15
         5.3      [Intentionally Omitted]..................................................................15
         5.4      [Intentionally Omitted]..................................................................15
         5.5      Pledge or Encumbrance of Assets..........................................................15
         5.6      Guarantees and Loans.....................................................................15
         5.7      Share Interest; Distributions............................................................16
         5.8      [Intentionally Deleted]..................................................................16
         5.9      Merger Purchase of Assets; Disposition of Assets.........................................16
         5.10     Transactions with Affiliates.............................................................16
         5.11     Investments..............................................................................16
         5.12     Indebtedness to Tangible Net Worth.......................................................17
         5.13     Minimum Tangible Net Worth...............................................................17
         5.14     Interest Coverage Ratio..................................................................17

Section 6......................................................................Events of Default and Remedies      17
         6.1      Events of Default........................................................................17
         6.2      Remedies.................................................................................19
         6.3      Setoff...................................................................................19
         6.4      Default Rate.............................................................................19
         6.5      [Intentionally Deleted]..................................................................19
         6.6      No Remedy Exclusive......................................................................19
         6.7      Effect of Termination....................................................................19
         6.8      [Intentionally Deleted]..................................................................20

Section 7................................................................................Conditions Precedent      20
         7.1      Conditions to Initial Loans..............................................................20
         7.2      Conditions to Each Revolving Loan........................................................21

Section 8............................................................................Miscellaneous Provisions      22
         8.1      Miscellaneous............................................................................22
         8.2      Waiver by Borrower.......................................................................22
         8.3      Binding Effect...........................................................................22
         8.4      Subsidiaries.............................................................................22
         8.5      Security.................................................................................22
         8.6      Survival.................................................................................23
         8.7      Delay or Omission........................................................................23

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         8.8      Notices..................................................................................23
         8.9      No Partnership...........................................................................23
         8.10     Indemnification..........................................................................24
         8.11     Governing Law; Jurisdiction..............................................................24

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                                CREDIT AGREEMENT

         This Credit Agreement (the "Agreement") is entered into as of the 25th day of January, 2001, by and between INTERLOTT TECHNOLOGIES, INC., a Delaware Corporation, ("Borrower") and FIFTH THIRD BANK, an Ohio banking corporation, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263 ("Bank").

Section 1.        Definitions.

         Certain capitalized terms have the meanings set forth on Exhibit 1 hereto or in the Security Agreement. All financial terms used in this Agreement but not defined on Exhibit 1 or in the Security Agreement have the meanings given to them by generally accepted accounting principles. All other undefined terms have the meanings given to them in the Ohio Uniform Commercial Code.

Section 2.        Loans.

         2.1. Revolving Loans. (a) Subject to the terms and conditions hereof, Bank hereby extends to Borrower a line of credit facility (the "Facility") under which Bank will make loans (the "Revolving Loans") to Borrower at Borrower's request from time to time during the term of this Agreement in amounts not exceeding the lesser of (A) Twenty Five Million Dollars ($25,000,000.00) less Letter of Credit Liabilities, or (B) the sum of (i) 85% of the net amount of Borrower's Eligible Accounts plus (ii) the lesser of (a) 50% of the net amount of Borrower's Eligible Inventory or (b) Three Million Five Hundred Thousand Dollars ($3,500,000.00) plus (iii) 70% of the net amount of Borrower's Eligible Lease Payments less (iv) Letter of Credit Liabilities. Notwithstanding the foregoing, Bank may create and maintain reserves taken as reductions of Revolving Loan availability (the "Reserves") from time to time based on such credit and collateral considerations as Bank may commercially reasonably deem appropriate. Borrower may borrow, prepay (without penalty or charge), and reborrow under the Facility, provided that the principal amount of all Revolving Loans outstanding at any one time under the Facility will not exceed Twenty Five Million Dollars ($25,000,000.00) less the Letter of Credit Liabilities. If the amount of Revolving Loans outstanding at any time under the Facility exceeds the limits set forth above, Borrower will immediately pay the amount of such excess to Bank in cash, provided however if the excess results from the Bank taking Reserves which had not been previously taken or from Bank deeming previously Eligible Accounts, Eligible Inventory or Eligible Lease Payments to be no longer eligible, then Borrower will, within two (2) days of written notice from Bank, pay the amount of the excess to Bank in cash. In the event Borrower fails to pay such excess, Bank may, in its discretion, setoff such amount against Borrower's accounts at Bank.

                  (b) Bank will make Revolving Loans by crediting the amount thereof to Borrower's Operating Account (as hereinafter defined) at the Bank. Revolving Loan proceeds will be used for the refinance of Borrowers existing credit facility with Firstar Bank, N.A., for general working capital purposes,

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for  Acquisitions,  to pay off Indebtedness of Borrower  permitted under Section
5.1 of this  Agreement  or to make  dividends  or  redemptions  permitted  under
Section 5.7 of this Agreement.

                  (c) On the date hereof, Borrower will duly issue and deliver to Bank a Revolving Note in the form of Exhibit 2.1 as amended from time to time (the "Revolving Note"), in the principal amount of Twenty Five Million Dollars ($25,000,000.00) bearing interest as specified in this Agreement.

                  (d) Borrower shall maintain Lock Box Account No. 2678 with Bank (the "Lock Box"). Borrower shall direct all Debtors to pay all amounts due to Borrower and the proceeds of all Collateral (as defined in the Security Agreement) to the Lock Box which amounts Borrower shall cause to be deposited into the Collection Account No. 70498115 with Bank (the "Collection Account"). As long as the Revolving Loans shall be outstanding, the Collection Account shall be the property of Bank to be applied in accordance with the terms of this Agreement. If any proceeds of any Collateral are received by Borrower, the Borrower shall hold such proceeds in trust for Bank and not commingle them with such Borrower's other funds, and shall promptly deliver them to Bank. When proceeds of the Collateral are deposited into the Collection Account, they will be credited by Bank on the day which such funds have cleared and become collected funds (the "Hold Period"), against the outstanding principal amount of the Revolving Loans. All such credits shall be conditional credits subject to collection. Any item not finally paid shall be charged to Borrower whether or not the item is returned.

                  (e) Bank will apply funds in the Collection Account on a daily basis to the payment of the Revolving Loans automatically and without notice, request or demand by Borrower, in accordance with Bank's automatic sweep program. However, in no event will the principal amount of the Facility exceed the amount provided for in clause (a) of this Section. Bank reserves the right to reasonably change the provisions and mechanics of its automatic sweep program in a separate writing to Borrower and such change need not be reflected by an amendment to this Agreement in order to be effective.

                  (f) Borrower shall maintain Operating Account No. 99945230 with Bank (the "Operating Account"). The Operating Account shall be maintained as a controlled disbursement account whereby Revolving Loans shall automatically be made by Bank in amounts necessary to make disbursements by Borrower provided, however such Revolving Loans shall not exceed the limits of the facility as set forth in Section 2.1(a) of this Agreement and such automatic Revolving Loans shall not be subject to a Pricing Option unless the notice hereinafter set forth is given by Borrower. Borrower must give Bank written or telephonic notice of its intention to borrow under this Agreement not later than 12:00 noon on the Business Day of the proposed borrowing date for Revolving Loans that are subject to a Pricing Option. Bank is authorized to make Revolving Loans subject to a Pricing Option based on the telephonic or other instructions received from anyone purporting to be an authorized representative of Borrower. Bank will make Revolving Loans by crediting the amount thereof to the Operating Account of Borrower at the Bank.

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                  (g) The term of the Facility  will expire on December 31, 2003
(the "Termination Date") and the Revolving Note will become payable in full on that date.

         2.2      Interest on Revolving Loans.

                  (a) Subject to the terms and conditions of this Agreement, the Revolving Loans shall bear interest as follows:

                         (i)     on amounts subject to a Pricing Option,  at an
annual rate equal to the LIBOR Rate plus the Applicable Revolver LIBOR Margin, each as in effect on the first day of the relevant LIBOR Interest Period; and

                         (ii)    on amounts not subject to a Pricing Option,  at
an annual rate equal to the Prime Rate plus the Applicable Revolver Prime Margin in effect on each date.

                  (b) Subject to the terms and conditions of this Agreement, Borrower may from time to time elect to have a Pricing Option apply to a portion of the principal amount outstanding on the Revolving Loans, as specified by Borrower, for a permissible LIBOR Interest Period specified by Borrower. Borrower shall make each such election by giving notice (which notice shall be irrevocable) to Bank in the manner and by the deadline specified in paragraph
2.1 hereof.

                 (c) Borrower's right to elect a Pricing Option for any portion of outstanding Revolving Loans is subject to the following limitation: (i) the total number of Pricing Options outstanding at any one time under this Agreement shall not exceed four; (ii) Borrower may not elect a Pricing Option at a time when an Event of Default has occurred and the Event of Default is Continuing and has not been waived; (iii) no LIBOR Interest Period shall end later than the maturity date of the Revolving Note evidencing the borrowing of the relevant principal amount; (iv) the principal amount that can be subject to a Pricing Option is $500,000.00 or multiples of $100,000.00 above such amount or the entire outstanding amount of the Revolving Loans; and (v) once a Pricing Option has been selected for a portion of the Revolving Loans, no other Pricing Option may apply to such portion until the expiration of the LIBOR Interest Period applicable to the first Pricing Option.

                  (d) Interest on the principal amount subject to a Pricing Option is payable on the last day of the relevant LIBOR Interest Period. Interest on the principal amount of the Revolving Loans not subject to a Pricing Option is payable in arrears on the first Business Day of each calendar month. In addition, all accrued interest is payable at maturity (whether by acceleration, notice of intention to prepay or otherwise).

                  (e) Interest on the Revolving Loans shall be computed on the basis of a 360-day year and charged for the actual number of days involved. The interest rate applicable to amounts not subject to any Pricing Option shall change automatically upon each change in the Prime Rate. Upon the occurrence of an Event of Default and the Event of Default is Continuing, the Revolving Loans shall bear interest at the Borrower Default Rate; this provision does not constitute a waiver of any Event of Default or an agreement by Bank or Banks to permit any late payments whatsoever.

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                  (f)  Borrower  shall  have the right to prepay  the  Revolving
Loans in whole at any time, or in part from time to time, without a prepayment penalty, provided that, at any time when a Pricing Option is in effect, no prepayment of such portion of the principal amount of the Revolving Loans as is subject to such Pricing Option shall be made except on the last day of the applicable Interest Period unless such prepayment shall include all fees and costs relating to such prepayment including but not limited to break funding fees. Each notice of prepayment shall be irrevocable and shall obligate Borrower to prepay the amount stated therein on the date stated therein.

         2.3 Maximum Interest Rate. In no event shall the interest rate and other charges hereunder exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Loans and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there are no Obligations outstanding, Bank shall refund to Borrower such excess.

         2.4 Termination of LIBOR Pricing Option. Borrower's right to elect a LIBOR Pricing Option shall be terminated automatically if Eurodollar deposits which have a maturity corresponding to the proposed LIBOR Interest Period, in an amount equal to the amount requested by Borrower to be subject to a LIBOR Pricing Option, are not readily available in the London Inter-Bank Eurocurrency Market, or that, by reason of circumstances affecting such market, adequate and reasonable methods do not exist for ascertaining the interest rate applicable to such deposits for the proposed LIBOR Interest Period and Bank, by telephonic or telegraphic or other written notice, notifies Borrower of the same.

         2.5 Illegality of Funding. Notwithstanding anything herein contained to the contrary, if at any time any change in any law, regulation or official directive, or in the interpretation thereof, by an governmental body charged with the administration thereof, shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for Bank to fund or maintain its funding in Eurodollars of any portion of the principal amount of the Revolving Loans or otherwise to give effect to Bank's obligations as contemplated hereby, (i) Bank may by facsimile or other written notice thereof to Borrower declare Bank's obligations in respect of the LIBOR Pricing Option to be terminated forthwith, and (ii) all LIBOR Pricing Options then in effect shall forthwith cease to be in effect, and interest shall from and after such date be calculated at the interest rate applicable to amounts to which no Pricing Option applies; and (iii) Borrower's right to elect LIBOR Pricing Options is terminated until Bank notifies Borrower that Borrower's right to elect LIBOR Pricing Options is reinstated.

         2.6      Increased Costs, Etc.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority

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(whether  or not having the force of law),  there  shall be any  increase in the cost to Bank of agreeing to make or of making, funding or maintaining the Facility subject to the LIBOR Pricing Option, then from time to time, upon written demand by Bank, Borrower shall pay to Bank additional amounts sufficient to compensate Bank for such increased cost if similar costs are actually charged by Bank to all other borrowers similarly situated. A certificate as to the amount of such increased cost submitted to Borrower by Bank shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and that the amount of such capital is increased by the existence of such Bank's commitment to lend hereunder and other commitments of such type or by the existence of outstanding Revolving Loans (or similar obligations), then, upon written demand by Bank, Borrower shall pay to Bank, from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's Revolving Loans or commitment to lend hereunder and if similar costs are actually charged by Bank to all other borrowers similarly situated. A certificate as to such amounts submitted to Borrower by Bank shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any LIBOR Pricing Option the LIBOR Rate for any LIBOR Interest Period will not adequately reflect the cost to Bank of making the Revolving Loans subject to the relevant LIBOR Pricing Option for such LIBOR Interest Period, Bank shall forthwith so notify Borrower in writing, whereupon Borrower's right to elect any LIBOR Pricing Option shall be suspended until the circumstances causing such suspension no longer exist.

         2.7 Payments. Each payment, including each prepayment, of principal and interest on the Notes shall be made by Borrower to Bank at its office set forth in paragraph 8.8 hereof by 2:00 p.m., Cincinnati time, on the due date for such payment. The failure of Borrower to make any such payment by noon, Cincinnati time, shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after noon, Cincinnati time, on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day the maturity thereof shall, except as otherwise provided in the definition of LIBOR Interest Period, be extended to the next Business Day, and interest shall be payable at the applicable rate specified herein during such extension.

         2.8      Accounting.  After the end of each calendar month, Bank will:

                  (a) if Bank so elects, charge Borrower's account for any or all amounts due to Bank under this Agreement for interest, expenses and the like and notify Borrower of such charges; and

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                  (b) render to Borrower a statement of Borrower's  loan account with Bank hereunder, which statement shall be considered correct and to have been accepted by Borrower and, absent manifest error, shall be conclusively
binding  upon  Borrower  unless  Borrower   notifies  Bank  in  writing  of  any
discrepancy within thirty (30) days from the mailing of such statement.

         2.9  Costs.   Borrower  shall  pay  to  Bank  its  costs  and  expenses
(including, without limitation, reasonable attorneys' fees, court costs, litigation and other expense) incurred or paid by Bank in negotiating, documenting, administering and enforcing this Agreement and the Loan Documents and in establishing, maintaining, protecting, perfecting or enforcing any of Bank's rights or Borrower's Obligations, including, without limitation, any and all such costs and expenses incurred or paid by Bank in defending Bank's title or right to the Collateral or in collecting or enforcing payment of the Collateral and all costs of filing financing, continuation or termination statements with respect to the Collateral. Notwithstanding the foregoing the attorney fees with respect to the preparation and negotiation of the Loan Documents shall not exceed $11,500.00.

         2.10     Fees.

                  (a) Collateral Management Fee: So long as this Agreement is in effect, Borrower will pay to Bank a Collateral Management Fee at a rate of $1,000.00 a month which shall be payable on the first day of each month in arrears for the previous calendar month.

                  (b) Unused Facility Fee: So long as this Agreement is in effect, Borrower will pay to Bank an unused facility fee at an annual rate equal to .125% of that portion of the Facility that is not outstanding on each day(the "Unused Facility Fee"), which will be payable on the first (1st) day of each calendar quarter in arrears for the previous calendar quarter with a final payment due on the termination of this Agreement.

         2.11 Field Audit. Bank shall have the right to perform field audits of Borrower as requested by Bank and as long as no Event of Default exists and no Event of Default is Continuing such field audits shall be during normal business hours and upon three (3) days prior notice. Borrower shall fully cooperate with Bank in regards to such field audit and shall give Bank access to all books and records and Borrower's facilities for such field audit during normal business hours. Borrower shall pay Bank a field audit fee of $400.00 per diem payable within ten (10) days of the conclusion of the field audit. Notwithstanding the foregoing during said period in which no Event of Default exists and no Event of Default is Continuing, Bank shall endeavor to limit the field audits to not more than one field audit per calendar year and in said event of only one field audit per calendar year the field examination fee shall not exceed $1,200.00 per calendar year.

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         2.12  Letters of Credit.  (a) Bank  agrees on the terms and  conditions hereinafter set forth, to issue letters of credit for the account of Borrower from time to time on any Business Day during the period from the Closing Date until 90 days before the Termination Date (the "Letters of Credit"), subject to the conditions that (i) the aggregate Available Amount for all Letters of Credit outstanding at any point in time does not exceed at any time the Standby and Commercial Letter of Credit Commitment and (ii) the Available Amount for each such Letter of Credit plus the outstanding principal amount of Revolving Loans does not exceed maximum principal amounts of Revolving Loans permitted under
Section 2.1(a) of this Agreement. No Letter of Credit shall have an expiration date (including all rights of Borrower or the beneficiary to require renewal) later than the Termination Date. Subject to the limits referred to above, Borrower may request the issuance of Letters of Credit under this Section (herein referred to as the "Letter of Credit Facility"), repay any Letter of Credit Advances resulting from drawings thereunder and request the issuance of additional Letters of Credit under this section.

         (b) The payment of Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement an irrevocable request by Borrower for Revolving Loans in the amount of such draw, bearing interest at the rate then applicable to Revolving Loans to which no Pricing Option applies. However, if for any reason the conditions to the making of Revolving Loans are not satisfied on the date payment of such draft is made or Bank cannot make Revolving Loans for any other reason, the payment by Bank of a draft drawn under any Letter of Credit shall instead constitute for all purposes of this Agreement the making by Bank of a Letter of Credit Advance ("Letter of Credit Advance"), in the amount of such draft. Letter of Credit Advances shall bear interest at the Borrower Default Rate until paid pursuant to this Agreement.

         (c) The obligations of Borrower under this Agreement, any Letter of Credit, any application for a Letter of Credit (an "Application") and any other agreement or instrument relating to any Letter of Credit or Letter of Credit Advance (collectively, the "Letter of Credit Related Documents") shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such Letter of Credit Related Document under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of any of the Letter of Credit Related Documents;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of Borrower in respect of any Letter of Credit Related Document or any other amendment or waiver of or any consent to departure from all or any of the Letter of Credit Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Bank or any other Person, whether in connection with the transactions contemplated by the Letter of Credit Related Documents or any unrelated transaction;
                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;


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                  (v)  payment  by  Bank  under  a  Letter  of  Credit   against
presentation of a draft or certificate that does not comply with the term of such Letter of Credit, unless such noncompliance is evident on the face of the documents presented to Bank;

                 (vi) any exchange, release or non-perfection of any Collateral or other collateral; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a guarantor.

         (d) If any Letter of Credit are outstanding on the Termination Date, Borrower shall deposit with Bank cash or other liquid collateral acceptable to Bank, in an amount at least equal to the Available Amount of all outstanding Letters of Credit, to be held by Bank pursuant to a cash collateral agreement acceptable to Bank in its reasonable discretion.

         (e) If Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Bank or any corporation controlling Bank and that the amount of such capital is increased by the existence of Bank's commitment to lend or issue Letters of Credit hereunder and other commitments of such type or by the existence of outstanding Revolving Loans or Letters of Credit (or similar obligations), then, upon written demand by Bank, Borrower shall pay to Bank from time to time as specified by Bank, additional amounts sufficient to compensate Bank in the light of such circumstances, to the extent that Bank reasonably determines such increase in capital to be allocable to the existence of Bank's Revolving Loans or commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to Borrower by Bank shall be conclusive and binding for all purposes, absent manifest error.

         (f) Borrower shall pay to Bank a letter of credit fee equal to the Bank's standard Letter of Credit fees (which are currently as set forth on Exhibit. 2.12 (f)) payable upon issuance of Letter of Credit(s) ("Letter of Credit Fee") with respect to the stated amount of each Letter of Credit. Borrower shall also be responsible for fees customarily charged by the Bank in connection with the issuance, drawings or transfers of a Letter of Credit. All computations of interest and fees shall be made by Bank; interest and all fees stated as an annual rate shall be calculated on the basis of a year of 360 days, and charged in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by Bank of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.        Representations And Warranties.

         Except as disclosed on the Disclosure Schedule attached as Exhibit 3, Borrower hereby warrants and represents to Bank the following:

         3.1 Organization and Qualification. Borrower is a duly organized, validly existing corporation in good standing under the laws of the State of Delaware, has the power and authority (corporate and otherwise) to carry on its business and to enter into and perform this Agreement, the Notes and the other Loan Documents, is qualified and licensed to do business in each jurisdiction in which failure to be so qualified or licensed would have a material adverse effect on the Borrower. All information provided by Borrower to Bank with respect to Borrower and its operations is true and correct in all material respects.

         3.2. Due Authorization. The execution, delivery and performance by Borrower of this Agreement, the Security Agreement, the Notes and the other Loan Documents have been duly authorized by all necessary corporate action, and will not contravene any law or any governmental rule or order binding on Borrower, or the certificate of incorporation or bylaws of Borrower, nor violate any agreement or instrument by which Borrower is bound except any anti-assignment clause in a Lease or other contract with any lottery (if any) nor result in the creation of a Lien on any assets of Borrower except the Lien granted to Bank herein. Borrower has duly executed and delivered this Agreement, the Security Agreement, the Notes and the other Loan Documents and they are valid and binding obligations of Borrower enforceable according to their respective terms except as limited by equitable principles and by bankruptcy, insolvency or similar laws affecting the rights of creditors generally. No notice to or consent by any governmental body is needed in connection with the transaction, except as required by any Lease or other contract with any lottery.

         3.3. Litigation. There are no suits or proceedings pending or threatened against Borrower, and no proceedings before any governmental body are pending or threatened against Borrower.

         3.4 Margin Stock. No part of the Loans will be used to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by Bank, Borrower will furnish to Bank statements in conformity with the requirements of Federal Reserve Form U-1.

         3.5 Business. Borrower is not a party to or subject to any agreement or restriction which in the opinion of Borrower's management is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         3.6 Licenses, etc.. Borrower has obtained any and all licenses, permits, franchises, governmental authorizations, patents, trademarks, copyrights or other rights necessary for the ownership of its properties and the advantageous conduct of its business. Borrower possesses adequate licenses, patents, patent applications, copyrights, trademarks, trademark applications, and trade names to continue to conduct its business as currently conducted by it, without any conflict with the rights of any other person or entity. All of the foregoing are in full force and effect and none of the foregoing are in known conflict with the rights of others.

         3.7 Laws and Taxes. Borrower is in material compliance with all material laws, regulations, rulings, orders, injunctions, decrees, conditions or other requirements applicable to or imposed upon Borrower by any law or by any governmental authority, court or agency. Borrower has filed all required tax returns and reports that are now required to be filed by it in connection with any federal, state and local tax, duty or charge levied, assessed or imposed upon Borrower or its assets, including unemployment, social security, and real estate taxes. Borrower has paid all taxes which are now due and payable except for the current Arizona privilege tax dispute in which the disputed amount shall not exceed $250,000.00. No taxing authority has asserted or assessed any additional tax liabilities against Borrower which are outstanding on the date of this Agreement, and Borrower has not filed for any extension of time for the payment of any tax or the filing of any tax return or report.

         3.8 Financial Condition. All financial information relating to Borrower which has been or may hereafter be delivered by Borrower or on its behalf to Bank fairly reflects the financial conditions or results of operations of Borrower and has been prepared in accordance with generally accepted accounting principles consistently applied except for internally prepared financial information shall not include footnotes or year end adjustments. Borrower had at the date of such financial statement no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower nor has Borrower suffered any material damage, destruction or loss which has adversely affected its business or assets since the submission of the most recent Borrower's financial statement by Borrower to Bank.

         3.9 Title. Borrower has good and marketable title to the assets reflected on the most recent balance sheet submitted to Bank, free and clear from all liens and encumbrances of any kind, except for (collectively, the "Permitted Liens"): (a) current taxes and assessments not yet due and payable,
(b) liens and encumbrances, if any, reflected or noted on such balance sheet or notes thereto, (c) assets disposed of in the ordinary course of business, (d) any security interests, pledges, assignments or mortgages granted to Bank to secure the repayment or performance of the Obligations, (e) normal easements or rights of way or similar restrictions on real property which do not adversely affect Borrower's use of said real estate, (f) ordinary arms length market leases of Borrower's assets to third parties as reflected or noted on such balance sheet or notes thereto, and (g) purchase money security interests or capital leases permitted pursuant to Section 5.1 of this Agreement.

         3.10 Defaults. Borrower is in material compliance in the aggregate with all material agreements applicable to it and there does not now exist any material in the aggregate default or violation by Borrower of or under any of the terms, conditions or obligations of (a) its Certificate of Incorporation or Bylaws, or (b) any material indenture, mortgage, deed of trust, franchise, permit, contract, agreement or other material instrument to which Borrower is a party or by which it is bound, and the consummation of the transactions contemplated by this Agreement will not result in such default or violation.

         3.11 Environmental Laws. (a) Borrower has obtained all material permits, licenses and other authorizations or approvals which are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, authorizations and approvals, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance, in any material respect, with Environmental Laws, or may give rise to any material common law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         (c) There is no civil, criminal or administrative action suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

         3.12 Subsidiaries and Partnerships. Borrower has no subsidiaries and is not a party to any partnership agreement or joint venture agreement.

         3.13 ERISA. Borrower and all individuals or entities which along with Borrower would be treated as a single employer under ERISA or the Internal Revenue Code of 1986, as amended (an "ERISA Affiliate"), are in compliance in all material respects with all of their obligations to contribute to any "employee benefit plan" as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, and any regulations promulgated thereunder from time to time ("ERISA"). Borrower and each of its ERISA Affiliates are in compliance in all material respects with ERISA, and there exists no event described in Section 4043(b) thereof ("Reportable Event").

Section 4.        Affirmative Covenants.

         4.1 Books and Records. Borrower will maintain proper books of account and records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of Bank access thereto at all reasonable times, including permission to examine, copy and make abstracts from any such books and records and such other information which might be helpful to Bank in evaluating the status of the Loans as it may reasonably request from time to time. Borrower will give Bank reasonable access to the Collateral and the other property securing the Obligations for the purpose of performing examinations thereof and to verify its condition or existence.

         4.2      Financial  Statements.   Borrower   will  maintain  a standard
and modern system for accounting and will furnish to Bank:

                  (a) Within forty-five (45) days after the end of each month, a copy of Borrower's internally prepared financial statements for that month and for the year to date in a form reasonably acceptable to Bank, prepared and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of Borrower;

                  (b) Within ninety (90) days after the end of each fiscal year, a copy of Borrower's financial statements for that year audited by a firm of independent certified public accountants acceptable to Bank (which acceptance will not be unreasonably withheld), and accompanied by a standard audit opinion of such accountants without qualification;

                  (c) All of the statements referred to in (a) and (b) above shall be in conformance with generally accepted accounting principles except that in regard to financial statements delivered under 4.2(a) such financial statements shall not have footnotes or year end adjustments;

                  (d) With the statements submitted under (a) and (b) above, a certificate in the form as set forth in Exhibit 4.2 (d) signed by the principal financial officer of Borrower, (i) stating he is familiar with all documents relating to Bank and that no Event of Default specified in this Agreement, nor any event which upon notice or lapse of time, or both would constitute such an Event of Default, has occurred, or if any such condition or event existed or exists, specifying it and describing what action Borrower has taken or proposes to take with respect thereto, and (ii) setting forth, in summary form, figures showing the financial status of Borrower in respect of the financial restrictions contained in this Agreement;

                  (e) Prior to the end of each fiscal year, a projected income statement and projected statement of cash flow for the subsequent fiscal year prepared in accordance with generally accepted accounting principles consistently applied;

                  (f) Immediately upon any CFO, CEO, COO or other senior officer that deals with the Credit Agreement and or the Loan Documents of Borrower ("Responsible Officer of Borrower") obtaining knowledge of any condition or event which constitutes or, after notice or lapse of time or both, constitutes an Event of Default, a certificate of such person specifying the nature and period of the existence thereof, and what action Borrower has taken or is taking or proposes to take in respect thereof;

                  (g) Upon request, copies of all federal, state and local income tax returns and such other information as Bank may reasonably request, including but not limited to, a listing of all transactions with affiliates of Borrower;

                  (h) On the date hereof and within forty-five (45) days after the end of each calendar month, Borrower will deliver to Bank a Collateral Report in the form as set forth in Exhibit 4.2(h) and Account Receivable Aging Reports in the form regularly used by Bank's commercial loan customers provided however if Borrower's monthly availability on average for the prior calendar month is on average less than $1,000,000.00 then Bank may require and Borrower shall provide Collateral Reports more frequently (but not more frequently than weekly) as requested by Bank; and

                  (i) With all financial statements delivered to Bank as provided in (a) and (b) above, Borrower shall deliver to Bank a Compliance Certificate in the form attached hereto as 4.2(d) confirming, in addition to the other information set forth therein, the Borrower's compliance with the financial covenants set forth herein and that no Event of Default has occurred.

         If at any time Borrower has any additional subsidiaries which have financial statements that could be consolidated with those of Borrower under generally accepted accounting principles, the financial statements required by subsections (a) and (b) above will be the financial statements of Borrower and all such subsidiaries prepared on a consolidated basis.

         4.3 Condition and Repair. Borrower will maintain its assets in good repair and working order (normal wear and tear excepted) and will make all appropriate repairs and replacements thereof except for obsolete assets or assets no longer used in Borrower's business.

         4.4 Insurance. Borrower will insure its properties and business against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement reasonably satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

         4.5 Taxes. Borrower will pay when due all taxes, assessments and other governmental charges imposed upon it or its assets, franchises, business, income or profits before any penalty or interest accrues thereon, and all claims
(including, without limitation, claims for labor, services, materials and supplies) for sums which by law might be a lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if it is being diligently contested in good faith, if Bank is notified in advance of such contest and if Borrower establishes an adequate reserve or other appropriate provision required by generally accepted accounting principles .

         4.6      Existence;  Business.      Borrower   will  (a)  maintain  its
existence, and (b) engage primarily in business of the same general character as that now conducted.

         4.7 Compliance with Laws. Borrower will comply with all federal, state and local laws, regulations and orders applicable to Borrower or its assets including but not limited to all Environmental Laws, in all respects material to Borrower's business, assets or prospects and will immediately notify Bank of any violation of any material rule, regulation, statute, ordinance, order or law relating to the public health or the environment and of any complaint or notifications received by Borrower regarding to any material environmental or safety and health rule, regulation, statute, ordinance or law.

         4.8 Notice of Default. Borrower will, within three (3) days of its knowledge thereof, give written notice to Bank of: (a) the occurrence of any event or the existence of any condition which would be, after notice or lapse of applicable grace periods, an Event of Default, and (b) the occurrence of any event or the existence of any condition which would prohibit Borrower from continuing to make the representations set forth in this Agreement.

         4.9 Costs. Borrower will pay to Bank its fees, costs and expenses (including, without limitation, reasonable attorneys' fees, other professionals' fees, appraisal fees, environmental assessment fees (including Phase I and Phase II assessments), expert fees, court costs, litigation and other expense (collectively, "Costs") incurred or paid by Bank in connection with the negotiating, documenting (the cost of negotiating and documenting being subject to the limitations set forth in Section 2.9 of this Agreement), administering and enforcing the Facility, the Loans and the Loan Documents and the defense, preservation and protection of Bank's rights and remedies thereunder, including without limitation, its security interest in the Collateral or any other property pledged to secure the Loans, whether incurred in bankruptcy, insolvency, foreclosure or other litigation or proceedings or otherwise. The Costs will be due and payable upon demand by Bank. If Borrower fails to pay the Costs when upon such demand, Bank is entitled to disburse such sums as an advance under the Facility. Thereafter, the Costs will bear interest from the date incurred or disbursed at the highest rate set forth in the Notes. This provision will survive the termination of this Agreement and/or the repayment of any amounts due or the performance of any Obligation.

         4.10 Depository/Banking Services. So long as this Agreement is in effect, Bank will be the principal depository in which a majority of Borrower's funds are deposited, and the principal bank of account of Borrower, as long as this Agreement is in effect, and Borrower will maintain in its principal bank account at all times collected funds of at least .75% of the total amount of the Facility and shall grant Bank the first and last opportunity to provide any corporate banking services required by Borrower and its Affiliates, including, without limitation, payroll, cash management, treasury management, and employee benefit plan services.

         4.11 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, governmental charge or levy or to maintain insurance within the time permitted or required by this Agreement, or to discharge any Lien prohibited hereby, or to comply with any other Obligation, Bank may, but shall not be obligated to, pay, satisfy, discharge or bond the same for the account of Borrower, and to the extent permitted by law and at the option of Bank, all monies so paid by Bank on behalf of Borrower will be deemed Loans and Obligations.

         4.12 Assignment of Lease Proceeds. Borrower shall use its best efforts to deliver to the Bank original fully executed Assignment of Lease Proceeds for all of Borrower's Leases executed by Borrower and all lessees within sixty (60) days of the Closing Date or for Leases executed after the Closing Date within sixty (60) days of the execution of the Lease. All Assignments of Lease Proceeds shall be in the form set forth in Exhibit 7.1 (g) or with such minor variations therefrom as reasonably approved by Bank.

         4.13 Leases. Borrower shall make available for review by Bank copies of all Borrower's Leases executed by Borrower and all lessees at the Closing and shall deliver copies of all new Leases executed by Borrower and lessees after the Closing within five (5) days of execution.

         4.14 Intellectual Property. Borrower shall, within ten (10) days of request by Bank, execute and deliver to Bank such security documents as reasonably requested by Bank to perfect a first priority security interest in the intellectual property of Borrower including but not limited to the Borrower's trademarks and patents.

Section 5.        Negative Covenants.

         5.1 Indebtedness. Borrower will not incur, create, assume or permit to exist any additional Indebtedness for borrowed money (other than the Obligations) or Indebtedness on account of deposits, advances or progress payments under contracts, notes, bonds, debentures or similar obligations or other indebtedness evidenced by notes, bonds, debentures, capitalized leases or similar obligations in excess of $750,000.00 in the aggregate in any calendar year without the written consent of Bank in its sole discretion except that the limitation contained herein shall not apply to performance bonds required to be obtained in connection with lottery Leases.

         5.2 Prepayments. Borrower will not voluntarily prepay any Indebtedness owing by Borrower prior to the stated maturity date thereof other than (i) the Obligations and (ii) Indebtedness to trade creditors where the prepayment will result in a discount on the amount due or is paid in the ordinary course of business.

         5.3      [Intentionally Omitted]

         5.4      [Intentionally Omitted]

         5.5 Pledge or Encumbrance of Assets. Other than the Permitted Liens, Borrower will not create, incur, assume or permit to exist, arise or attach any Lien in any present or future asset, except for Liens to Bank, Liens existing on the date of this Agreement which have been disclosed to and approved by Bank and Liens imposed by law which secure amounts not at the time due and payable.

         5.6 Guarantees and Loans. Borrower will not enter into any direct or indirect guarantees other than by endorsement of checks for deposit or other than in the ordinary course of business nor make any advance or loan other than in the ordinary course of business as presently conducted, including, without limitation, loans and advances to employees, officers or directors of Borrower except for (i) advances to employees, officers or directors for travel, entertainment and similar expenses in amounts outstanding at any given time not to exceed $500,000.00, (ii) a presently outstanding loan to Edmund Turek in the amount of $280,000 which may be increased by not more than $350,000 and which shall be paid off at such time as Borrower makes the Preferred Share Redemption and, (iii) other loans to officers, directors or employees in amounts in the aggregate outstanding at any one time not to exceed $500,000.

         5.7 Share Interest; Distributions. Borrower will not (a) declare or pay any distributions excepting dividends to equity shareholders (provided however dividends to equity shareholders may not be made at such time as there is an Event of Default and an Event of Default is Continuing or where such dividend shall cause an Event of Default) (b) make any payments of any kind to its shareholders (including, without limitation, debt repayments, payments for goods or services or otherwise, but excluding ordinary salary payments to shareholders employed by Borrower and dividends to shareholders) or (c) redeem any shares of its equity interests in any fiscal year except the redemption on or about April 1, 2001 or at any time thereafter of all the issued and outstanding preferred stock of Borrower for redemption price of $1,350,000.00 (the "Preferred Share Redemption").

         5.8      [Intentionally Deleted]

         5.9 Merger Purchase of Assets; Disposition of Assets. Borrower will not (a) merge or consolidate with any corporation, including but not limited to affiliates except in regards to an Acquisition or (b) sell, transfer or otherwise dispose of all or substantially all of its assets, whether now owned or hereafter acquired .

         5.10 Transactions with Affiliates. Borrower will not (except as permitted under Section 5.6 hereof) (a) directly or indirectly issue any guarantee for the benefit of any of its Affiliates, (b) directly or indirectly make any loans or advances to or investments in any of its Affiliates, (c) enter into any transaction with any of its Affiliates, other than transactions entered into on an arm's length basis in the normal course of Borrower's business, or
(d) divert (or permit anyone to divert) any of its business opportunities to any Affiliate or any other corporate or business entity in which Borrower or its shareholders hold a direct or indirect interest.

         5.11 Investments. Borrower will not purchase or hold beneficially any stock, securities or evidences of indebtedness of, or make any investment or acquire any interest in, any other firm, partnership, corporation or entity other than in regards to an Acquisition and/or short term investments of excess working capital in one or more of the following: (a) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agencies thereof; and (b) investments (of one year or less) in certificates of deposit of banks or trust companies organized under the laws of the United States or any jurisdiction thereof, provided that such banks or trust companies are insured by the Federal Deposit Insurance Corporation and have capital in excess of $25,000,000.

         5.12 Indebtedness to Tangible Net Worth. Borrower will not permit its ratio of Indebtedness to Tangible Net Worth as measured at the end of each calendar quarter to exceed 1.50:1.00 at any one time provided however at such time as Borrower has redeemed all of its issued and outstanding preferred stock the maximum ratio shall automatically change to 1.60:1.00.

         5.13 Minimum Tangible Net Worth. Borrower will not permit its Tangible Net Worth to be less than $18,500,000.00 as of the calendar quarter ended
September 30, 2000 and for each calendar quarter thereafter the Borrowers Tangible Net Worth shall not be less than said amount increased by $125,000.00 for each such calendar quarter thereafter provided however the minimum amount of Borrower's Tangible Net Worth will be decreased by the dollar amount of Borrower's redemption of all of Borrowers preferred stock on or before April 1, 2001 or thereafter.

         5.14 Interest Coverage Ratio. Borrower shall maintain at all times on a twelve (12) month trailing basis of no less than a 5.00:1.00 ratio with respect to the (a) EBITDA to (b) the sum of interest expense of Borrower plus Current Maturities of Long Term Debt plus dividends to shareholders of Borrower. The Interest Coverage Ratio shall be measured at the end of each calendar quarter commencing December 31, 2000 for the trailing twelve (12) calendar month period.

Section 6.        Events of Default and Remedies.

         6.1      Events of Default.   Any  of the  following  events will be an
Event of Default ("Event of Default"):

         (a) any representation or warranty made by Borrower herein or in any of
the  Loan   Documents   is   incorrect   when  made  or   reaffirmed   and  such
misrepresentations and/or breached warranties in the aggregate are material; or

         (b) Borrower defaults in the payment of any principal or interest on any Obligation for two (2) business days after such payment is due and payable, by acceleration or otherwise; or

         (c) Borrower fails to observe or perform any covenant, condition or agreement herein and fails to cure such default within 30 days of the earlier of
(i) written notice thereof from Bank to Borrower if such default is not known by a Responsible Officer of Borrower or (ii) knowledge of a Responsible Officer of such default, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure,
(ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, (iii) any breach in any negative covenant set forth in Section 5 hereof, or (iv) any breach of any covenant which has already occurred; or

         (d) a court enters a decree or order for relief with respect to Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the wind-up or liquidation of its affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency or similar law is filed and is pending for forty-five
(45) days without dismissal; or

         (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency or other similar law in effect, or makes any general assignment for the benefit of creditors, or fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing; or

         (f) Borrower defaults under the terms of any Indebtedness or lease involving obligations of the Borrower in the aggregate of $100,000.00 or more and such default gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments which right is not contested by Borrower or is determined by any court of competent jurisdiction to be valid; or

        (g) final judgment of the payment of money is rendered against Borrower and remains undischarged for 10 days during which execution is not effectively stayed; or

         (h) the  dissolution of Borrower; or

         (i) the commencement of any foreclosure proceedings, proceedings in aid of execution, attachment actions, levies against, or the filing by any taxing authority of a lien which is not discharged within ten (10) days of Borrower's knowledge thereof against any of the Collateral or any property securing the repayment of any of the Obligations; or

         (j) the loss, theft or substantial damage to the Collateral or any property securing the repayment of the Obligations which is not fully covered by insurance (subject to a reasonable deductible) if the result of such occurrence will be, in Bank's reasonable judgment, the failure or inability of Borrower to continue substantially normal operation of its business within thirty (30) days of the date of such occurrence; or

         (k) (i) the validity or effectiveness of any of the Loan Documents or its transfer, grant, pledge, mortgage, or assignment by the party executing such Loan Document is impaired; (ii) any party executing any of the Loan Documents asserts that any of such Loan Documents is not a legal, valid and binding obligation of the party thereto enforceable in accordance with its terms; (iii) the security interest or Lien purporting to be created by any of the Loan Documents will for any reason (other than as a result of Bank's fault) cease to be a valid, perfected lien subject to no other liens other than Liens permitted by the terms of this Agreement; or (iv) any Loan Document is amended, hypothecated, subordinated, terminated or discharged, or if any person is released from any of its covenants or obligations under any of the Loan Documents except as permitted by Bank in writing; or

         (l)  Bank has  called  for  additional  security   from  the  assets of
Borrower and the Borrower has not furnished such additional  security on demand;
or

         (m) a Reportable Event (as defined in ERISA) occurs with respect to any employee benefit plan maintained by Borrower for its employees other than a Reportable Event caused solely by a decrease in employment; or a trustee is appointed by a United States District Court to administer any employee benefit plan; or the Pension Benefit Guaranty Corporation institutes proceedings to terminate any of Borrower's employee benefit plans; or

         (n) the filing of any lien or charge against the Collateral or any part thereof which is not removed to the satisfaction of Bank within a period of 30 days thereafter; or

         (o) the abandonment by Borrower of all or any material part of the Collateral.

         6.2 Remedies. If any Event of Default occurs and the Event of Default is Continuing, Bank may (i) cease advancing money hereunder, (ii) declare all Obligations to be immediately due and payable, whereupon such Obligations will immediately become due and payable, (iii) exercise any and all rights and remedies provided by applicable law and the Loan Documents, (iv) proceed to realize upon the Collateral or any property securing the Obligations, including, without limitation, causing all or any part of the Collateral to be transferred or registered in its name or in the name of any other person, firm or corporation, with or without designation of the capacity of such nominee, all without presentment, demand, protest, or notice of any kind, each of which are hereby expressly waived by Borrower. Borrower shall be liable for any deficiency remaining after disposition of any Collateral, and waives all valuation and appraisement laws.

         6.3 Setoff. If any Event of Default occurs and the Event of Default is Continuing, Bank is authorized, without notice to Borrower, to offset and apply to all or any part of the Obligations all moneys, credits and other property of any nature whatsoever of Borrower now or at any time hereafter in the possession of, in transit to or from, under the control or custody of, or on deposit with (whether held by Borrower individually or jointly with another party), Bank, including but not limited to certificates of deposit.

         6.4 Default Rate. After the occurrence of an Event of Default and the Event of Default is Continuing, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will accrue interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         6.5      [Intentionally Deleted]

         6.6 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy available under this Agreement, the Loan Documents or as may be now or hereafter existing at law, in equity or by statute. Borrower waives any requirement of marshaling of assets which may be secured by any of the Loan Documents.

         6.7 Effect of Termination. The termination of this Agreement will not affect any rights of either party or any obligation of either party to the other, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into, rights created or Obligations incurred prior to such termination have been fully disposed of, concluded or liquidated. The security interest, lien and rights granted to Bank hereunder and under the Loan Documents will continue in full force and effect, notwithstanding the termination of this Agreement or the fact that no Loans are outstanding to Borrower, until all of the Obligations, have been paid in full.

         6.8      [Intentionally Deleted]

Section 7.        Conditions Precedent.

         7.1 Conditions to Initial Loans. Bank will have no obligation to make or advance any Revolving Loan until Borrower has delivered to Bank at or before the closing date, in form and substance satisfactory to Bank:

                  (a) Executed versions of the Revolving Note in the form of Exhibit 2.1 attached hereto.

                  (b) A Certificate of Borrower in the form of Exhibit 7.1(b) and all attachments thereto.

                  (c)      A   favorable   opinion   of   counsel  to  Borrower,
substantially  in the form of  Exhibit  7.1(c) attached hereto.

                  (d) An executed version of the Security Agreement in the form of Exhibit 8.5 attached hereto along with a completed version on Schedule I attached thereto entitled "Specific Representations".

                  (e) All appropriate financing statements (Form UCC-1) and consents or waivers of landlords, warehousemen and mortgagees, as requested by Bank.

                  (f) A letter to each lessee under the Leases executed by the Borrower in the form as set forth as Exhibit 7.1(f) directing the lessee under the Lease to send payments or proceeds from the Lease to the Lock Box.

                  (g) All executed Assignment of Lease Proceeds received by the Borrower as of the Closing Date from the lessees under the Leases in substantially the form as set forth in Exhibit 7.1(g) attached hereto.

                  (h) UCC searches, tax lien and litigation searches, insurance certificates, notices or other documents which Bank may require to reflect, perfect or protect Bank's first priority lien in the Collateral and all other property pledged to secure the Obligations and to fully consummate this transaction.

                  (i) All requisite releases of liens, termination statements and satisfactions of mortgages necessary to release all liens and encumbrances against the Collateral and any other property pledged to secure the Loans and all requisite waivers and subordination agreements, in a form satisfactory to Bank, to be executed and delivered by Borrower's landlords and mortgagees which are necessary to grant Bank a first lien in the Collateral, including but not limited to all Inventory and Equipment of Borrower.

                  (j) Borrower will pay to Bank all out of pocket expenses incurred by Bank in connection with the preparation of this Agreement and accompanying documents and the consummation of the transactions contemplated hereby subject to the limitation set forth in Section 2.9 of this Agreement.

                  (k) A Certificate of Insurance as described in Section 4.4 hereof.

                  (l) A Collateral Report in the form as set forth in Exhibit 4.2(h).

                  (m) A Mortgage of Intellectual Property of Borrower in a form reasonably acceptable to Bank.

                  (n) A Pay off Letter executed by Firstar, N.A., in a form acceptable to Bank.

                  (o) Bank shall have completed to its reasonable satisfaction an audit of the books and records of Borrower, including the Collateral. It is understood, however, that any such audit by Bank will in no respect waive Bank's rights to pursue remedies upon an Event of Default.

                  (p) Such additional information and materials as Bank may reasonably request.

         7.2      Conditions to Each Revolving Loan.    On   the  date  of  each
Revolving  Loan, the following  statements will be true:

                  (a) All of the representations and warranties contained herein and in the Loan Documents will be correct in all material respects as though made on such date;

                  (b) No event will have occurred and be continuing, or would result from such Revolving Loan, which constitutes an Event of Default, or would constitute an Event of Default but for the requirement that notice be given or lapse of time or both;

                  (c) The aggregate unpaid principal amount of the Revolving Loans after giving effect to such Revolving Loan will not violate the lending limits set forth in Section 2.1 of this Agreement.

                  The acceptance by Borrower of the proceeds of each Revolving Loan will be deemed to constitute a representation and warranty by Borrower that the conditions in Section 7.2 of this Agreement, other than those that have been waived in writing by Bank, have been satisfied.

Section 8.        Miscellaneous Provisions.

         8.1 Miscellaneous. This Agreement, the exhibits and the other Loan Documents are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, illegal or unenforceable, the remainder of this Agreement will not in any way be affected. This Agreement is and is intended to be a continuing agreement and will remain in full force and effect until the Loans are finally and irrevocably paid in full and the Facility is terminated.

         8.2 Waiver by Borrower. Borrower waives notice of non-payment, demand, presentment, protest or notice of protest of any Accounts or other Collateral, and all other notices (except those notices specifically provided for in this Agreement); consents to any renewals or extensions of time of payment thereof. Borrower hereby waives all suretyship defenses, including but not limited to, all defenses set forth in Section 3-605 of the Uniform Commercial Code, as revised in 1990 (the "UCC"). Such waiver is entered to the full extent permitted by Section 3-605 (i) of the UCC.

         8.3 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign or transfer any of its rights or delegate any of its Obligations under this Agreement or any of the Loan Documents, by operation of law or otherwise. Bank (and any subsequent assignee) may transfer and assign any of its rights or delegate any of its duties under this Agreement or may transfer or assign partial interests or participation in the Loans to other persons. Bank may disclose to all prospective and actual assignees and participants all financial, business and other information about a Borrower, which Bank may possess at any time.

         8.4  Subsidiaries.  If Borrower has any additional  Subsidiaries at any
time  during  the  term  of  this   Agreement,   the  term  "Borrower"  in  each
representation, warranty and covenant herein will mean "Borrower" and each Subsidiary individually and in the aggregate, and Borrower will cause each Subsidiary to be in compliance therewith.

         8.5 Security. The Obligations are secured as provided herein, in this Agreement, the Security Agreement, in the Loan Documents and in each other document or agreement which by its terms secures the repayment or performance of the Obligations. Notwithstanding anything contained in the Credit Agreement or the Loan Documents to the contrary, to the extent of any prohibition in a Lease applicable thereto, the assignment of the payments and/or rights under each Lease from Borrower to Bank shall not be effective as to each Debtor under a Lease until such time as the Assignment of Lease Proceeds shall be executed by such Debtor.

         8.6 Survival. All representations, warranties, covenants and agreements made by Borrower herein and in the Loan Documents will survive the execution and delivery of this Agreement, the Loan Documents and the issuance of the Notes.

         8.7 Delay or Omission. No delay or omission on the part of Bank in exercising any right, remedy or power arising from any Event of Default will impair any such right, remedy or power or any other right, remedy or power or be considered a waiver or any right, remedy or power or any Event of Default nor will the action or omission to act by Bank upon the occurrence of any Event of Default impair any right, remedy or power arising as a result thereof or affect any subsequent Event of Default of the same or different nature.

         8.8 Notices. Any notices under or pursuant to this Agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, addressed as follows:

                To Borrower:              INTERLOTT TECHNOLOGIES, INC.
                                          7697 Innovation Way
                                          Mason, Ohio 45040-9695
                                          Attention:   Dennis W. Blazer

                With a copy to:           Jeffrey S. Schloemer, Esq.
                                          Taft, Stettinius & Hollister, LLP
                                          1800 Firstar Tower
                                          425 Walnut Street
                                          Cincinnati, Ohio 45202

                To Bank:                  Fifth Third Bank
                                          38 Fountain Square Plaza
                                          Cincinnati, Ohio 45263
                                          Attention: William D. Hummel

                With a copy to:           Jeffrey P. Harris, Esq.
                                          Statman, Harris, Siegel & Eyrich, LLC
                                          4100 Carew Tower
                                          441 Vine Street
                                          Cincinnati, Ohio 45202

         Either party may change such address by sending written notice of the change to the other party.

         8.9 No Partnership. Nothing contained herein or in any of the Loan Documents is intended to create or will be construed to create any partnership, joint venture or other relationship between Bank and Borrower other than as expressly set forth herein or therein and will not create any joint venture, partnership or other relationship.

         8.10 Indemnification. If after receipt of any payment of all or part of the Obligations, Bank is for any reason compelled to surrender such payment to any person or entity, because such payment is determined to be void or voidable as a preference, impermissible setoff, or diversion of trust funds, or for any other reason, this Agreement will continue in full force and effect and Borrower will be liable to, and will indemnify, save and hold Bank, its officers, directors, attorneys, and employees harmless of and from the amount of such payment surrendered. The provisions of this Section will be and remain effective notwithstanding any contrary action which may have been taken by Bank in reliance on such payment, and any such contrary action so taken will be without prejudice to Bank's rights under this Agreement and will be deemed to have been conditioned upon such payment becoming final, indefeasible and irrevocable. In addition, Borrower will indemnify, defend, save and hold Bank, its officers, directors, attorneys, and employees harmless of, from and against all claims, demands, liabilities, judgments, losses, damages, costs and expenses, joint or several (including all accounting fees and attorneys' fees reasonably incurred), that Bank or any such indemnified party may incur arising out of this Agreement, any of the Loan Documents or any act taken by Bank hereunder except for the willful misconduct or gross negligence of such indemnified party. The provisions of this Section will survive the termination of this Agreement.

         8.11 Governing Law; Jurisdiction. This Agreement, the Notes and the other Loan Documents will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio, or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of this Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, Borrower and Bank have executed this Agreement by their duly authorized officers as of the date first above written.

                                  INTERLOTT TECHNOLOGIES, INC.



                                  By:  /s/Dennis W. Blazer
                                       -----------------------------

                                  Its:  Chief Financial Officer
                                       -----------------------------


                                  FIFTH THIRD BANK



                                  By:  /s/K.E. Goodpaster
                                       -----------------------------

                                  Its:  Vice President
                                       -----------------------------

                                    EXHIBIT 1

                                   DEFINITIONS

     1. Accounts" means all accounts (whether or not Eligible Accounts), contract rights, instruments, documents, chattel paper, and all obligations in any form arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

     2. "Acquisitions" means any purchase of assets from a third party or merger or consolidation with a third party (all of the foregoing being in the same business as Borrower) which (i) requires a purchase price consisting of cash payments at closing or required thereafter in connection with the closing plus assumed liabilities (in accordance with general accepted accounting principles), but exclusive of any contingent obligations that would not be treated as a liability in accordance with generally accepted accounting principles and/or any contingent liabilities associated with earn out or deferred payment provisions based on future performance, of not more than fifty percent (50%) of the average excess availability under the Revolving Loans for the thirty day period prior to the acquisition and (ii) Borrower has delivered to Bank at least thirty (30) days prior to the acquisition projected proforma financial statements for the Borrower for the period after the acquisition to the Termination Date in a form reasonably acceptable to the Bank prepared in accordance with generally accepted accounting principles and certified as complete and correct by an officer of Borrower and evidencing future compliance with the terms of the Agreement in a manner reasonably acceptable to Bank.

     3. "Affiliate" means, as to Borrower, (a) any person or entity which, directly or indirectly, is in control of, is controlled by or is under common control with, Borrower, or (b) any person who is a director, officer or employee (i) of Borrower or (ii) of any person described in the preceding clause (a). For purposes of this definition, control of a person shall mean (a) the power, direct or indirect, (i) to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors of such person or (ii) to direct or cause the direction of the management and policies of such person whether by contract or otherwise, or (b) the ownership, direct or indirect, of ten percent (10%) or more of any class of equity securities of such person.

     4. "Applicable Margins" shall mean the Applicable Revolver LIBOR Margin and the Applicable Revolver Prime Margin.

     5. "Applicable Revolver Prime Margin" shall mean the Applicable Revolver Prime Margin expressed as a percentage, shall be - .25% from the date of execution of the Agreement until the first Calculation Date, and thereafter determined based on the Indebtedness to EBITDA Ratio of Borrower as follows:

         Applicable Revolver Prime Margin     Indebtedness to EBITDA Ratio

                  - .25%                      Less than 1.50:1.00

                  - .25% Less than 1.75:1.00 but greater than or equal to 1.50:1.00

                  0%                          Greater than or equal to 1.75:1.00

         The Indebtedness to EBITDA Ratio shall be calculated as set forth in the definition of Indebtedness to EBITDA Ratio on each Calculation Date.


     6. "Applicable Revolver LIBOR Margin" shall mean the Applicable Revolver LIBOR Margin or expressed as a percentage, shall be 1.75% from the date of execution of this Agreement until the first Calculation Date and thereafter as determined based on the Indebtedness to EBITDA Ratio of Borrower, as follows:

         Applicable Revolver LIBOR Margin    Indebtedness to EBITDA Ratio

                           1.625%             Less than 1.50:1.00

                           1.75% Less than 1.75:1.00 but greater than or equal to 1.50:1.00

                           2.00%              Greater than or equal to 1.75:1.00

         The Indebtedness to EBITDA Ratio shall be calculated as set forth in the definitions of Indebtedness to EBITDA Ratio on each Calculation Date.

     7.   "Assignment of Lease  Proceeds" shall have the meaning as set forth in
          Section 7.1 (g) of the Agreement.

     8. "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

     9. "Bank Affiliate" means Bank, Fifth Third Leasing Company, and every other entity of which Fifth Third Bancorp is the majority owner.

     10. "Business Day" means any day on which U.S. Federal Reserve Bank is open in Cincinnati, Ohio for the transaction of its normal business, and if the applicable day relates to LIBOR matters, a day on which dealings in U.S. Dollar deposits are also carried on in the London interbank market and banks are open for business in London.

     11. "Calculation Date" means in regards to the calculation of Indebtedness to EBITDA Ratio the first day of the calendar month following the month of receipt by Bank from Borrower of Borrower's audited financial statement for any calendar year end period or receipt from Borrower by Bank of Borrower's 10K or 10Q for any other calendar quarter provided however if such audited financial statement, 10K or 10Q is received in the last three (3) business days of the month it shall be deemed received in the next calendar month. Borrower shall deliver to Bank its audited calendar year end financial statement within 5 days of its receipt by Borrower and its 10K or 10Q within five (5) days of filing by the Borrower.

     12. "Collateral" has the meaning assigned to that term in the Security Agreement.

     13.  "Collection  Account" has the meaning assigned to that term in Section
          2.1 of this Agreement.

     14. "Current Maturities of Long Term Debt" means that portion of the principal amount of Long Term Debt which must be repaid during the period for which the determination is made.

     15. "Debtors" means Borrower's customers and all other persons who are obligated or indebted to Borrower in any manner, whether directly or indirectly, primarily or secondarily, contingently or otherwise, with respect to Accounts or General Intangibles.

     16. "Default Rate" means three percent (3%) in excess of the interest rate otherwise in effect under amounts outstanding under the Notes. In no event will the interest rate accruing under such Notes be increased to be in excess of the maximum interest rate permitted by applicable state or federal usury laws then in effect.

     17. "EBITDA" means net income of Borrower before taxes, interest expense, depreciation and amortization expenses for a given period.

     18. "Eligible Accounts" means those accounts which are due and payable within ninety (90) days from the invoice date, in which Bank has been granted a valid first priority security interest and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Accounts will not include the following: (a) Accounts which are due and have not been paid within ninety (90) days of the invoice date; (b) Accounts with respect to which the Debtor is a shareholder, officer, employee or agent of Borrower, or a corporation more than 5% of the stock of which is owned by any of such persons or an affiliate;
          (c) Accounts with respect to which the Debtor is not a resident of the United States unless such account is supported by a letter of credit in a form reasonably acceptable to Bank which letter of credit and the proceeds therefrom have been assigned to the Bank; (d) Accounts with respect to which the Debtor is the United States or any department, agency or instrumentality of the United States unless Assignment of Claims Act has been complied with or Bank has expressly waived that requirement with respect to specific receivables; (e) Accounts with respect to which the Debtor is a subsidiary of, related to, affiliated or has common officers or directors with Borrower; (f) any Accounts of a particular Debtor only for the amount that Borrower is liable to that Debtor for goods sold or services rendered by that Debtor to such Borrower; (g) any and all Accounts owed by a particular Debtor when 50% or more of the total Accounts of such Debtor are more than ninety
          (90) days unpaid from the invoice date; (h) any Accounts owed by a Debtor who does not meet Bank's standards of creditworthiness, in Bank's commercially reasonable credit judgment exercised in good faith; (i) any Accounts owed by any Debtor which has filed or has had filed against it a petition for bankruptcy, insolvency, reorganization or any other type of relief under insolvency laws; (j) any Accounts owed by a Debtor which has made an assignment for the benefit of creditors; (k) any Accounts deemed to ineligible by Bank based upon credit and collateral considerations as Lender may deem appropriate, in Bank's commercially reasonable judgment exercised in good faith;
          (l) deposits; (m) accrued rebates; and (n) any Account which relates to a Lease and/or is included as an Eligible Lease Payment.

     19. "Eligible Inventory" means Inventory owned by Borrower of finished goods or raw materials (but excluding work in progress) valued at the lower of cost or fair market value on a first in, first out basis, in accordance with generally accepted accounting principles consistently applied, and excluding (a) obsolete, slow moving or unsalable items,
          (b) any Inventory not in the actual possession of Borrower at its 7697

          Innovation Way, Mason, Ohio location or such other locations for which Bank has a perfected security interest, (c) any Inventory subject to a Lien or claim of title of a government authority under 32 C.F.R.
          Section 7-104.35(b)/FAR 52.232.16 and (d) other Inventory deemed ineligible by Bank based on commercially reasonable credit and collateral considerations of Bank. Inventory which is deemed to be Eligible Inventory, but which subsequently fails to meet the foregoing criteria for Eligible Inventory, shall immediately cease to be Eligible Inventory for the purpose of determining the total amount of Revolving Loans that may be made to Borrower hereunder.

     20. "Eligible Lease Payments" means those Lease payments on Leases for lottery equipment due from Debtors to Borrower from the date of calculation to the earlier of (i) 24 months or (ii) the date of completion of the Lease, excluding any option or renewal periods which have not been exercised in writing and strictly comply with all of Borrower's warranties and representations to Bank; but Eligible Lease Payments will not include the following: (a) Any Lease and related Lease payments only for as long as and for which two or more monthly
          Lease payments have not been paid within thirty (30) days of the due date or have not been paid within ninety (90) days of the invoice date; (b) Lease payments with respect to which the Debtor is a shareholder, officer, employee or agent of Borrower, or a corporation more than 5% of the stock of which is owned by any of such persons or an affiliate; (c) Lease payments with respect to which the Debtor is not a resident of the United States unless such Lease payment is supported by a letter of credit in a form reasonably acceptable to Bank which letter of credit and the proceeds therefrom have been assigned to the Bank; (d) Lease payments with respect to which the Debtor is the United States or any department, agency or instrumentality of the United States unless Borrower has assigned its interests in such Lease payments to Bank pursuant to Federal Assignment of Claims Act or Bank has expressly waived that requirement with respect to specific Lease payments; (e) Lease payments with respect to which the Debtor is any State of the United States or any city, town municipality or division thereof unless Borrower has assigned its interests in such Lease payments to Bank pursuant to applicable law or Bank has expressly waived that requirement with respect to specific Lease payments; (f) Lease payments with respect to which the Debtor is a subsidiary of, related to, affiliated or has common officers or directors with Borrower; (g) any Lease payments owed by a Debtor who does not meet Bank's standards of creditworthiness, in Bank's commercially reasonable credit judgment exercised in good faith; (h) any Lease payments owed by any Debtor which has filed or has had filed against it a petition for bankruptcy, insolvency, reorganization or any other type of relief under insolvency laws; (i) any Lease payments owed by a Debtor which has made an assignment for the benefit of creditors; (j) any Lease payments deemed to ineligible by Bank based upon credit and collateral considerations as Lender may deem appropriate, in Bank's commercially reasonable judgment exercised in good faith; and (k) Lease payments on

          Leases for which the Bank has not received fully executed Assignment of Lease Proceeds within sixty (60) days of the Closing Date or for the Leases executed after the Closing Date within sixty (60) days of the execution of such Lease.

     21. "Environmental Laws" means all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder.

     22. "ERISA" means the Federal Employee Retirement Income Security Act of 1974.

     23. "Event(s) of Default" will have the meaning set forth in Section 6.1 of the Agreement.

     24. "Event of Default is Continuing" shall mean that an Event of Default has occurred and has not been cured by the Borrower, provided however an Event of Default cannot be cured in the following circumstances:
          (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance in accordance with the terms of the Agreement or related documents (provided however one breach of the maintenance of insurance during the term of this Agreement for a period of not more than three (3) business days prior to its cure shall be capable of cure) or failure to permit inspection of the Collateral or books and records of the Borrower, or (iii) more than two (2) breaches of Section 6.1(b) of the Agreement in any calendar year.

     25.  "Facility" will have the meaning set forth in Section 2.1 hereof.

     26. "Indebtedness" means (a) all items (except items of capital stock, of capital surplus, of general contingency reserves or of retained earnings, deferred income taxes, and amount attributable to minority interests, if any) which in accordance with generally accepted accounting principles would be included in determining total liabilities on a consolidated basis as shown on the liability side of a balance sheet as at the date as of which Indebtedness is to be determined, (b) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held is subject, whether or not the indebtedness secured thereby will have been assumed (excluding non-capitalized leases which may amount to title retention agreements but including capitalized leases), and (c) all indebtedness of others which Borrower or any Subsidiary has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which Borrower or any Subsidiary has agreed to apply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

     27. "Indebtedness to EBITDA" means the ratio of Borrower's Indebtedness to the Borrower's EBITDA. The Indebtedness to EBITDA Ratio shall be calculated for each calendar quarter on each Calculation Date and shall be effective from each Calculation Date to the subsequent Calculation Date. The calculation of the Indebtedness to EBITDA Ratio shall be based upon Borrower's audited year end financial statement for the year end calculation and upon applicable securities filing forms 10Q or 10K for other calendar quarterly periods. The calculation shall be made on a trailing twelve month basis. The first calculation period shall commence for the twelve month period ending December 31, 2000.

     28. "Indebtedness to Tangible Net Worth Ratio" means the ratio of Borrower's total Indebtedness to Borrower's Tangible Net Worth.

     29. "Issuing Bank" means Fifth Third Bank, as issuer of the Letters of Credit.

     30. "Lease" means lease for lottery equipment with the lessor being Borrower and lessee being third party Debtors.

     31. "Letter(s) of Credit" means the standby or commercial letter of credit issued from time to time by the Bank as requested by Borrower pursuant to Section 2.12.

     32. "Letter of Credit Advance" means an advance made by Issuing Bank pursuant to Section 2.12.

     33. "Letter of Credit Facility" means the arrangement for issuance of Letters of Credit set forth in Section 2.12.

     34. "Letter of Credit Liability" means, as of any date of determination, all of the then-existing liabilities of Borrower to Bank in respect of Letters of Credit issued pursuant to Section 2.12 of this Agreement, whether such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate Available Amount of all Letters of Credit then outstanding, plus (b) the aggregate amount that has been paid by, and not been reimbursed to, Bank under Letters of Credit.

     35.  "Letter of Credit  Related  Documents"  has the meaning  specified  in
          Section 2.12.

     36 "LIBOR Interest Period" means any 30, 60 or 90 day period selected by Borrower, commencing on any Business Day. If a LIBOR Interest Period so selected would otherwise end on a date which is not a Business Day, such LIBOR Interest Period shall instead end on the next Business Day, provided, however, that if such next Business Day shall fall in a succeeding month, such LIBOR Interest Period shall instead end on the preceding Business Day.

     37. "LIBOR Pricing Option" means the option granted pursuant to this Agreement to have all or a portion of the interest on the principal amount of the Revolving Note computed with reference to a Revolver LIBOR Rate.

     38. "LIBOR Rate" means, as applied to any LIBOR Interest Period, the rate (adjusted for LIBOR Reserves if Bank is required to maintain LIBOR Reserves with respect to the relevant loan) being asked on an amount of Eurodollar deposits equal to the principal amount of the Revolving Note which is to be subject to a LIBOR Pricing Option, and which has a maturity corresponding to the LIBOR Interest Period in question, as reported by the TELERATE rate reporting system (or any successor), as determined by Bank by noon of the date upon which a LIBOR Interest Period is to commence. Each determination by Bank of the LIBOR Rate shall be conclusive in the absence of manifest error.

     39. "LIBOR Reserves" mean, for any principal amount which is subject to a LIBOR Pricing Option for any LIBOR Interest Period therefor, the daily average maximum rate (expressed as a decimal) at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D established by the Board of Governors of the Federal Reserve System (or any successor rule or regulation) by Bank against "Eurocurrency Liabilities" (as such term is used in Regulation D) but without benefit of credit or proration, exemptions or offsets that might otherwise be available to Bank from time to time under Regulation D. Without limiting the effect of the foregoing, LIBOR Reserves shall reflect any other reserves required to be maintained by a Bank against
          (1) any category of liabilities that includes deposits by reference to which the LIBOR Interest Rate for loans is to be determined; or (2) any category of extension of credit or other assets that are subject to an interest rate based on the LIBOR Rate.

     40. "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts and capitalized leases.

     41. "Loan Documents" means this Agreement, the Revolving Note, the Security Agreement, and every other document or agreement executed by any party evidencing, guarantying or securing any of the Obligations; and "Loan Document" means any one of the Loan Documents.

     42.  "Loans" means the Revolving Loans.

     43. "Lock Box" has the meaning assigned thereto as set forth in Section 2.1(d) hereof.

     44. "Long Term Debt" means Indebtedness which either by its terms is not payable in full within one year from the date incurred, or the repayment of which may, at the option of the obligor, be extended for a period of more than one year from the date incurred.

     45.  "Note" means the Revolving Note.

     46. "Obligation(s)" means all loans, advances, indebtedness, liabilities and obligations of Borrower owed to Bank or each of Bank Affiliate of every kind and description whether now existing or hereafter arising including without limitation, those owed by Borrower to others and acquired by Bank or any Bank Affiliate, by purchase, assignment or otherwise, and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral, and including without limitation all liabilities, obligations and indebtedness arising under this Agreement, the Notes and the other Loan Documents, all obligations to perform or forbear from performing acts, all amounts represented by letters of credit now or hereafter issued by Bank for the benefit of or at the request of Borrower, and all expenses and attorneys' fees incurred by Bank and any Bank Affiliate under this Agreement or any other document or instrument related to any of the foregoing.

     47.  "Operating  Account" has the meaning  assigned thereto as set forth in
          Section 2.1(f) hereof.

     48.  "Permitted  Liens" has the  meaning  assigned  thereto as set forth in
          Section 3.9 hereof.

     49. "Person" means any individual, Firm, partnership, joint venture, corporation, association, business enterprise, trust, governmental body or other entity, whether acting in an individual, fiduciary, or other capacity.

     50. "Pricing Option" means a LIBOR Pricing Option or Prime Rate Pricing Option exercised by Borrower pursuant to the provisions hereof.

     51.  "Preferred Share  Redemption" has the meaning assigned to that term in
          Section 5.7 of this Agreement.

     52. "Prime Rate" means the rate of interest per annum announced to be its prime rate from time to time by Bank at its principal office in Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest or, if there is no such prime rate, then its base rate or such other rate as may be substituted by Bank for the prime rate.

     53. "Reserves" has the meaning assigned to that term in Section 2.1 of this Agreement.

     54. "Responsible Officer of Borrower" has the meaning assigned to that term in Section 4.2(f) of this Agreement.

     55. "Revolving Loans" has the meaning assigned to that term in Section 2.1 of this Agreement.

     56. "Revolving Note" has the meaning assigned to that term in Section 2.1 of this Agreement.

     57. "Security Agreement" means the Security Agreement of even date herewith between Borrower and Bank, securing the Obligations.

     58. "Standby and Commercial Letter of Credit Commitment" means One Million Dollars ($1,000,000.00).

     59. "Subsidiary" means any corporation, limited liability company, partnership, or other entity of which Borrower directly or indirectly owns or controls at the time outstanding stock, or ownership interest having under ordinary circumstances (not depending on the happening of a contingency) voting power to elect a majority of the board of directors or shareholders of said corporation or other entity.

     60. "Tangible Net Worth" means the total of the capital stock (less treasury stock), paid-in surplus, general contingency reserves and retained earnings (deficit) of Borrower in accordance with generally accepted accounting principles, after eliminating all inter-company items and all amounts properly attributable to minority interests, if any, in the stock and surplus of any Subsidiary plus subordinated debt there to Borrower's shareholders as a result of cash loans to the Borrower, minus the following items (without duplication of deductions) if any, appearing on the consolidated balance sheet of
          Borrower: (i) all deferred charges (less amortization, unamortized debt discount and expense and corporate organization expenses); (ii) the book amount of all assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, such items as good-will, trademark applications, trade names, service marks, brand names, copyrights, patents, patent applications and licenses, and rights with respect to the foregoing;
          (iii) the amount by which aggregate net inventories or aggregate net securities appearing on the consolidated balance sheet exceed the lower of cost or market value (at the date of such balance sheet) thereof; (iv) any subsequent write-up in the book amount of any asset resulting from a revaluation thereof from the book amount entered upon acquisition of such asset; and (v) any outstanding stock warrants.

     61.  "Termination Date" shall have the meaning set forth in Section 2.1.

                                   EXHIBIT 2.1

                                 REVOLVING NOTE



$25,000,000.00
                                                                Cincinnati, Ohio
                                                                January 25, 2001
                                                                (Effective Date)

         On  December  31,  2003,  INTERLOTT   TECHNOLOGIES,   INC.  a  Delaware
corporation ("Borrower"), for value received, hereby promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation (the "Bank"), at its offices, located at 38 Fountain Square Plaza, Cincinnati, Ohio 45263, in lawful money of the United States of America and in immediately available funds, the principal sum of Twenty Five Million Dollars ($25,000,000.00) or such lesser unpaid principal amount as may be advanced by Bank pursuant to the terms of the Credit Agreement of even date herewith by and between Borrower and Bank, as the same may be amended from time to time (the "Agreement"). All defined terms contained herein but not defined herein shall have the meaning as set forth in the Agreement.

         The principal balance outstanding hereunder, will bear interest from the date of the first advance until paid the interest rate as provided in the Agreement.

          On December 31, 2003, all outstanding principal and all accrued and unpaid interest will be due and payable. Interest will be calculated based on a 360-day year and charged for the actual number of days elapsed, and will be payable in arrears on the first day of each calendar month except for interest subject to a Pricing Option which shall be payable as set forth in the Agreement. After maturity, whether by acceleration or otherwise, this Note will bear interest (computed and adjusted in the same manner, and with the same effect, as interest hereon prior to maturity) payable on demand, at a rate per annum equal to the Default Rate, until paid, and whether before or after the entry of judgment hereon.

         The Prime Rate means the rate of interest per annum announced to be its Prime Rate from time to time by Bank at its principal office Cincinnati, Ohio whether or not Bank will at times lend to borrowers at lower rates of interest, or, if there is no such Prime Rate, then its base rate or such other rate as may be substituted by Bank for the Prime Rate.

         The principal amount of each loan made by Bank under this Note and the amount of each prepayment made by Borrower under this Note will be recorded by Bank on the schedule attached hereto or in the regularly maintained data processing records of Bank. The aggregate unpaid principal amount of all loans set forth in such schedule or in such records will be presumptive evidence of the principal amount owing and unpaid on this Note. However, failure by Bank to make any such entry will not limit or otherwise affect Borrower's obligations under this Note or the Agreement.

         All payments received by Bank under this Note will be applied first to payment of amounts advanced by Bank on behalf of Borrower or which may be due for insurance, taxes and attorneys' fees or other charges to be paid by Borrower pursuant to the Agreement and the Loan Documents (as defined in the Agreement), then to accrued interest on this Note, then to principal which will be repaid in the inverse order of maturity.

         This Note is the Revolving Note referred to in the Agreement, and is entitled to the benefits, and is subject to the terms, of the Agreement. Capitalized terms used but not otherwise defined herein will have the meanings attributed thereto in the Agreement. The principal of this Note is prepayable in the amounts and under the circumstances, and its maturity is subject to acceleration upon the terms, set forth in the Agreement. Except as otherwise expressly provided in the Agreement, if any payment on this Note becomes due and payable on a day other than one on which Bank is open for business (a "Business Day"), the maturity thereof will be extended to the next Business Day, and interest will be payable at the rate specified herein during such extension period.

         After the occurrence of an Event of Default and the Event of Default is Continuing, all amounts of principal outstanding as of the date of the occurrence of such Event of Default will bear interest at the Default Rate, in Bank's sole discretion, without notice to Borrower. This provision does not constitute a waiver of any Events of Default or an agreement by Bank to permit any late payments whatsoever.

         Any prepayments under this Note in advance of any amortized payments will be applied to reduce the outstanding principal amount of this Note in the inverse chronological order of maturity.

         In no event will the interest rate on this Note exceed the highest rate permissible under any law which a court of competent jurisdiction will, in a final determination, deem applicable hereto. In the event that a court determines that Bank has received interest and other charges under this Note in excess of the highest permissible rate applicable hereto, such excess will be deemed received on account of, and will automatically be applied to reduce the amounts due to Bank from Borrower under this Note, other than interest, and the provisions hereof will be deemed amended to provide for the highest permissible rate. If there are no such amounts outstanding, Bank will refund to Borrower such excess.

         Borrower and all endorsers, sureties, guarantors and other persons liable on this Note hereby waive presentment for payment, demand, notice of dishonor, protest, notice of protest and all other demands and notices in connection with the delivery, performance and enforcement of this Note, and consent to one or more renewals or extensions of this Note.

         This Note may not be changed orally, but only by an instrument in writing.

         This Note is being delivered in, is intended to be performed in, will be construed and enforceable in accordance with, and be governed by the internal laws of, the State of Ohio without regard to principles of conflict of laws. Borrower agrees that the State and Federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings will have exclusive jurisdiction over all matters arising out of this Note, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Agreement. BORROWER HEREBY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS NOTE.

                                             INTERLOTT TECHNOLOGIES, INC.



                                             By: ____________________________
                                             Its: ___________________________

                                   EXHIBIT 8.5

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT is entered into as of the 25th day of January, 2001, by and between INTERLOTT TECHNOLOGIES, INC., a Delaware corporation (the "Borrower") and FIFTH THIRD BANK, an Ohio banking corporation (the "Bank").

Section 1.        Definitions:

         1.1      Specific Definitions.  The following definitions will apply:

         (a) "Accounts" means all accounts, accounts receivable, contract rights, instruments, documents, chattel paper, and all obligations in any form including but not limited to those arising out of the sale or lease of goods or the rendition of services by Borrower; all guaranties, letters of credit and other security for any of the above; all merchandise returned to or reclaimed by Borrower; and all books and records (including computer programs, tapes and data processing software) evidencing an interest in or relating to the above.

         (b)  "Debtors"   means  Borrower's  customers  and  all  other  persons
obligated to Borrower on Accounts.

         (c) "Equipment" means all machinery, machine tools, equipment, fixtures, office equipment, furniture, furnishings, motors, motor vehicles, tools, dies, parts, jigs, goods (including, without limitation, each of the items of equipment set forth on any schedule which is either now or in the future attached to Bank's copy of this Agreement), and all attachments, accessories, accessions, replacements, substitutions, additions and improvements thereto, and all supplies used or useful in connection therewith.

         (d) "General Intangibles" means all general intangibles, choses in action, causes of action, obligations or indebtedness owed to Borrower from any source whatsoever, and all other intangible personal property of every kind and nature (other than Accounts) including without limitation patents, trademarks, trade names, service marks, copyrights and applications for any of the above, and goodwill, trade secrets, licenses, franchises, rights under agreements, tax refund claims, and all books and records including all computer programs, disks, tapes, printouts, customer lists, credit files and other business and financial records, and the equipment containing any such information.

         (e) "Inventory" means any and all goods, supplies, wares, merchandises and other tangible personal property, including raw materials, work in process, supplies and components, and finished goods, whether held for sale or lease, or furnished or to be furnished under any contract for service, or otherwise and also including products of and accessions to inventory, packing and shipping materials, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

         (f) "Lien" means any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including interests of vendors or lessors under conditional sale contracts or capital leases.

         (g) In addition to the foregoing, the definitions of the terms Accounts, Inventory, Equipment and General Intangibles will have the meanings attributed thereto in the applicable version of the Uniform Commercial Code adopted in the jurisdiction where Secured Party's principal place of business is located, as such definitions may be enlarged or expanded from time to time by amendment or judicial decision.

                  1.2 Other Definitions. Capitalized terms not defined herein have the meanings set forth in the Credit Agreement of even date herewith between Borrower and Bank (the "Credit Agreement"). All other undefined terms will have the meaning given to them in the Ohio Uniform Commercial Code.

Section 2.        Security.

         2.1 Security Interest of Bank. To induce Bank to make the Loans, and as security for all Obligations, Borrower hereby assigns to Bank as collateral and grants to Bank a continuing first priority pledge and security interest, subject only to Permitted Liens, in the following property of Borrower (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where it is located:

         (a)      all Accounts;

         (b)      all Inventory;

         (c)      all Equipment;

         (d)      all General Intangibles;

         (e) all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral, all tort or other claims against third parties arising out of damage or destruction of Collateral, all property received wholly or partly in trade or exchange for Collateral, all fixtures, all leases of Collateral and all rents, revenues, issues, profits and proceeds arising from the sale, lease, license, encumbrance, collection, or any other temporary or permanent disposition, of the Collateral or any interest therein; and

         (f) all instruments, chattel paper, documents, securities, money, cash, letters of credit, warrants, dividends, distributions, contracts, agreements, contract rights or other property, owned by Borrower or in which Borrower has an interest, which now or hereafter are at any time in the possession or control of Bank or in transit by mail or carrier to or in the possession of any third party acting on behalf of Bank, without regard to whether Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether Bank had conditionally released the same, and the proceeds thereof, all rights to payment from all claims against Secured Party, and any deposit accounts of Borrower with Bank, including certificates of deposit, all demand, time, savings, passbook or other accounts.

         2.2 Assignment of Lease Payments. As further security for the repayment of the Obligations, Borrower hereby assigns to Bank all of the rents, issues, profits or payments due or to come due under any real or personal property leases to which it is or may become a party as Lessor, including but not limited to any and all Leases of lottery equipment by any third party lessee (the "Leases"). Bank may demand, collect, and receive from any lessee all rents, issues, profits charges, or other amounts of whatever nature due or to come due under any such Lease, endorse the name of Borrower on any checks, notes, other instruments for the payment of money, deposit the same in bank accounts, and apply the proceeds in repayment of the Obligations, pursuant to the terms of the Credit Agreement. Borrower shall execute such Assignment of Lease Proceeds or other documents reasonably requested by Bank necessary to cause the lessees on any of the Leases to direct payment to Bank. Borrower shall notify Bank of any new, additional or replacement Leases within five (5) business days of the execution thereof. Borrower shall not in any material respect, without prior written consent of Bank, amend, assign, modify, cancel or surrender any of the Leases provided however the foregoing does not prohibit Borrower from making immaterial amendments to Leases. Notwithstanding the foregoing, Bank shall not be responsible for the performance of any obligation of Borrower under the Lease, which shall remain the sole obligation of Borrower. Notwithstanding anything contained in the Credit Agreement or the Loan Documents to the contrary, to the extent of any prohibition in a Lease applicable thereto, the assignment of the payments and/or rights under each Lease from Borrower to Bank shall not be effective as to each Debtor under a Lease until such time as the Assignment of Lease Proceeds shall be executed by such Debtor.

         2.3 Representations in Schedule I. The representations and warranties in Schedule I attached hereto entitled the Specific Representation Schedule are true and correct. Except as otherwise permitted hereunder, Borrower will not change its name, transfer executive offices or maintain records with respect to Accounts at any location other than the present locations specified in that schedule.

         2.4 Provisions Concerning Accounts. (a) Borrower represents and warrants that each Account reflected in Borrower's books and records and on each Collateral Report submitted to Bank is, or at the time it arises will be owned by Borrower free and clear of all Liens in favor of any third party other than Bank, will be a bona fide existing obligation created by the final sale and delivery goods or the completed performance of services by Borrower in the ordinary course of its business, will be for a liquidated amount maturing as stated in the supporting data covering such transaction, and will not be subject to any known deduction, offset, counterclaim, return privilege or other condition, except as reflected on Borrower's books and records and on all Collateral Reports delivered to Bank. Borrower will not redate any invoices. Any allowances between Borrower and its customers will be in accordance with the usual customary practices of Borrower, as they exist at this time.

         (b) Any officer, employee or agent of Bank will have the right, at any time or times hereafter, in the name of Bank or its nominee (including Borrower), to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, or otherwise. After an Event of Default and the Event of Default is Continuing, Bank or its designee may at any time notify Debtors that Accounts have been assigned to Bank or of Bank's security interest therein, and after default by Borrower hereunder collect the same directly and charge all collection costs and expenses to Borrower's account.

         (c) If Borrower becomes aware that a Debtor disputes liability or makes any claim with respect to an Account in excess of $10,000 or that a receivership petition or petition under any chapter of the federal bankruptcy act is filed by or against a Debtor, or that a Debtor dissolves, makes an assignment for the benefit of creditors, becomes insolvent, fails or goes out of business, or that any other event occurs which adversely affects the value of any Account owed by a debtor, Borrower will immediately notify Bank of each such event where such event is material in nature. After an Event of Default and the Event of Default is Continuing, Borrower will not grant any discounts, credit or allowances to any Debtor and will not accept returns of merchandise without Bank's consent. After an Event of Default and the Event of Default is Continuing, Bank may settle disputes and claims directly with Debtors, and in such cases, Bank will credit Borrower's account with the net amounts collected from such disputed Accounts, after expenses of collection.

         (d) Borrower appoints Bank or Bank's designee as its attorney-in-fact to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into Bank's possession; to sign Borrower's name on any invoice or bill of lading relating to any Accounts or Inventory, on drafts against Debtors, on schedules and assignments of Accounts or Inventory, on notices of assignment and other public records, on verifications of Accounts and on notices to Debtors; to notify post office authorities to change the address for delivery of Borrower's mail to an address designated by Bank, to receive and open all mail addressed to Borrower and to retain all mail relating to Collateral and forward all other mail to Borrower; to send requests for verification of accounts to customers or Debtors, and to do all things necessary to carry out or enforce this Agreement. Borrower ratifies and approves all acts of Bank as attorney-in-fact. Bank as attorney-in-fact will not be liable for any acts or omissions, or for any error of judgment or mistake of fact or law except for bad faith. This power, being coupled with an interest, is irrevocable until all Obligations have been fully satisfied; provided that Bank will not exercise this power until after an Event of Default and the Event of Default is Continuing.

         (e) If any Accounts will arise out of a contract with the United States of America or any department, agency, subdivision or instrumentality thereof, Borrower will promptly notify Bank and will perfect Bank's Lien in such Accounts under the provisions of the Federal laws on assignment of claims.

         2.5 Provisions Concerning General Intangibles. Borrower represents and warrants that Borrower owns all of the General Intangibles in which Borrower grants Bank a Lien, free and clear of any Liens in favor of any person other than Bank. Borrower will preserve all patents, trademarks, copyrights and the like which are necessary or useful for the conduct of its business.

         2.6 Provisions Concerning Inventory. (a) Borrower represents and warrants that each item of Inventory will be valued by Borrower at the lower of cost or market on a FIFO basis. Borrower has informed Bank on Schedule I of all places where Borrower maintains Inventory other than machines on lease, repair parts held by field representatives and demo machines loaned to state lotteries or has maintained Inventory other than machines on lease, repair parts held by field representatives and demo machines loaned to state lotteries at any time during the past four months, including, without limitations, facilities leased and operated by Borrower and locations neither owned nor leased by Borrower.
Schedule I indicates whether the premises are those of a warehouseman or other party. No Inventory other than machines on lease, repair parts held by field representatives and demo machines loaned to state lotteries will be removed from the current locations or stored at locations other than the current locations disclosed to Bank on Schedule I, except (i) for the purpose of sale or lease in the ordinary course of Borrower's business or (ii) upon 30 days' written notice to Bank, to such other locations as to which all action required to perfect and protect Bank's lien in such Inventory has been taken. Inventory may be moved from one current location to another.

         (b) Borrower will keep all Inventory (except for obsolete and damaged Inventory no longer necessary for the business of Borrower) in good order and condition and will maintain full, accurate and complete books and records with respect to Inventory at all times.

         (c) Except during the continuance of an Event of Default, Borrower may sell Inventory in the ordinary course of its business (which does not include a transfer in full or partial satisfaction of indebtedness).

         (d) If any Inventory is stored with a bailee, warehouseman or similar party at any time, Borrower so storing such Inventory will inform Bank of that fact and will take all steps requested by Bank so that Bank retains a first priority perfected Lien in those assets.

         (e) Borrower has not purchased any of the Collateral in a bulk transfer or in a transaction which was outside the ordinary course of the seller's business, except as set forth on an exhibit attached hereto.

         2.7 Provisions Concerning Equipment. (a) Borrower warrants and represents that Borrower has informed Bank on Schedule I of all places where any of Borrower's Equipment is located or has been located at any time during the past four months. No Equipment will be moved to any location not disclosed to Bank on Schedule I but Equipment may be moved from one such location to another.

In addition, Borrower may move Equipment from job site to job site provided that Borrower will provide Bank with prior written notice if any Equipment with a book value in excess of $50,000 is to be moved to and maintained at a particular job site for a period in excess of three months.

         (b) Except for obsolete Equipment and Equipment no longer necessary for the Borrower's business, Borrower will keep and maintain the Equipment in good operating condition and repair, make all necessary replacements so that its value and operating efficiency is maintained and preserved. Borrower will immediately notify Bank of any material loss or damage to the Collateral.

         (c) Borrower will, upon the request of Bank, if Borrower has more than five (5) vehicles, immediately deliver to Bank all certificates of title or applications for title or the like for any vehicles, ships or airplanes covered by certificates of title. Borrower will take all steps necessary to perfect Bank's Lien in such assets.

         (d) Borrower will not permit any item of Equipment to become a fixture to real estate or accession to other property and the Equipment is now and will at all times remain and be personal property, except with the prior written consent of Bank. If any of the Collateral is or may become a fixture, Borrower will obtain from all persons with an interest in the relevant real estate such waivers or subordinations as Bank reasonably requires.

         2.8 Liens. Borrower has good and marketable title to its respective Collateral, and the Liens granted to Bank in this Agreement are fully perfected first priority Liens in the Collateral with priority over the rights of every person other than Borrower and the holders of any Permitted Liens in the Collateral. Borrower is the owner of all personal property in its possession, and all assets of Borrower are owned free, clear and unencumbered, except for the Lien of Bank and except for Liens imposed by law which secure amounts not yet due and payable and Permitted Liens.

         2.9 Further Assurances. (a) Borrower will execute and deliver to Bank at Bank's request all financing statements, continuation statements and other documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and maintain perfected Bank's security interest in the Collateral and to fully consummate all transactions contemplated under this Agreement. Borrower hereby irrevocably makes, constitutes and appoints Bank (and any of Bank's officers, employees or agents designated by Bank) as Borrower's true and lawful attorney with power to sign the name of Borrower on any such documents.

         (b) If any Collateral, including proceeds, consists of a letter of credit, advice of credit, instrument, money, negotiable documents, chattel paper or similar property (collectively, "Negotiable Collateral") Borrower will, immediately upon receipt thereof, endorse and assign such Negotiable Collateral over to Bank and deliver actual physical possession of the Negotiable Collateral to Bank.

         (c) Bank may inspect and verify Borrower's books and records at any time or times hereafter, during usual business hours, in order to verify the amount or condition of the Collateral, or any other matter relating to the Collateral or Borrower's financial condition. Borrower will promptly make available to Bank copies of all books and records requested by Bank.

         2.10 Other Amounts Deemed Loans. If Borrower fails to pay any tax, assessment, government charge or levy or to maintain insurance within the time permitted by this Agreement or the Credit Agreement, or to discharge any Lien prohibited hereby, or to comply with any other obligation, Bank may, but will not be required to, pay, satisfy, discharge or bond the same of the account of Borrower, and to the extent permitted by law any and all monies so paid out will be secured by the Collateral.

         2.11 Borrower Remains Liable. Borrower will remain liable under any contracts and agreements included in the Collateral to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, and Bank will not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

         2.12 Insurance. Borrower will insure the Collateral against loss or damage of the kinds and in the amounts customarily insured against by corporations with established reputations engaged in the same or similar business as Borrower. All such policies will (a) be issued by financially sound and reputable insurers, (b) name Bank as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Bank, and (c) will provide for thirty (30) days written notice to Bank before such policy is altered or canceled all of which will be evidenced by a Certificate of Insurance delivered to Bank by Borrower on the date of execution of this Agreement.

Section 3         Events of Default and Remedies.

         3.1      Events of Default.   Any  of  the  following events will be an
Event of Default:

         (a) any representation or warranty made herein by Borrower is incorrect when made or reaffirmed and such misrepresentation and/or breach of warranties are material in the aggregate; or

         (b) Borrower fails to keep its assets insured as required herein or in the Credit Agreement, or material uninsured damage to or loss, theft or destruction of the Collateral occurs; or

         (c) Borrower fails to observe or perform any covenant, condition or agreement herein and the failure or inability of Borrower to cure such default within 30 days of the earlier of (i) written notice thereof from Bank to Borrower if such default is not known by a Responsible Officer of Borrower or
(ii) knowledge of a Responsible Officer of such default, provided that such 30 day grace period will not apply to (i) a breach of any covenant which in Bank's good faith judgment is incapable of cure, (ii) any failure to maintain insurance or permit inspection of the Collateral or of the books and records of Borrower, or (iii) any breach of any covenant which has already occurred; or

         (d) an Event of Default occurs and the Event of Default is Continuing under the Credit Agreement, the Loan Documents or any document or agreement evidencing or securing the Obligations.

         3.2 Remedies. If any Event of Default and the Event of Default is Continuing, in addition to the remedies provided in the Credit Agreement:

         (a) Bank may resort to the rights and remedies of a secured party under the Uniform Commercial Code including the right to enter any premises of Borrower, with or without legal process and take possession of the Collateral and remove it and any records pertaining thereto and/or remain on such premises and use it for the purpose of collecting, preparing and disposing of the Collateral;

         (b) Bank may ship, reclaim, recover, store, finish, maintain and repair the Collateral, and may sell the Collateral at public or private sale, and Borrower will be credited with the net proceeds of such sale only when they are actually received by Bank and any requirement of reasonable notice of any disposition of the Collateral will be satisfied if such notice is sent to Borrower 10 days prior to such disposition;

         (c) Borrower will upon request of Bank assemble the Collateral and any records pertaining thereto and make them available at a place designated by Bank; or

         (d) Bank may use, in connection with any assembly or disposition of the Collateral, any trademark, trade name, tradestyle, copyright, patent right, trade secret or technical process used or utilized by Borrower.

         3.3 No Remedy Exclusive. No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other remedy given under this Agreement or the Credit Agreement or now or hereafter existing at law or in equity or by statute.

Section 4         Miscellaneous Provisions.

         4.1 Miscellaneous. No delay or omission to exercise any right will impair any such right or be a waiver thereof, and a waiver on one occasion will be limited to that particular occasion. This Agreement may be amended only in writing signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts. If any part of this Agreement is held invalid, the remainder of this Agreement will not be affected thereby.

         4.2 Binding Effect. This Agreement will be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its obligations hereunder. Bank (and any subsequent assignee) may transfer and assign this Agreement or may assign partial interests or participation in the Loans to other persons.

         4.3  Subsidiaries.  If Borrower has any additional  Subsidiaries at any time during the term of this Agreement, the term "Borrower" in each representation, warranty and covenant herein will mean "Borrower and each Subsidiary individually and in the aggregate," and Borrower will cause each Subsidiary to be in compliance therewith.

         4.4 Financing Statement. Borrower hereby authorizes Bank to file a copy of this Agreement as a Financing Statement under the Uniform Commercial Code with appropriate county and state government authorities necessary to perfect the Bank's security interest in the Collateral as set forth herein.

         4.5 Notices. Any notices under or pursuant to this agreement will be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, to the addresses then provided for in the Notices section of the Credit Agreement.

         4.6 Governing Law; Jurisdiction. This Agreement will be governed by the domestic laws of the State of Ohio. Borrower agrees that the state and federal courts in Hamilton County, Ohio or any other court in which Bank initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement, and that service of process in any such proceeding will be effective if mailed to Borrower at its address described in the Notices section of the Credit Agreement. BANK AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



         IN WITNESS WHEREOF, Borrower and Bank have executed this Security Agreement by their duly authorized officers as of the date first above written.

                                            INTERLOTT TECHNOLOGIES, INC.

                                            By: _____________________________
                                            Its: ____________________________


                                            FIFTH THIRD BANK


                                            By: _____________________________
                                            Its: ____________________________







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